Exhibit 11


                          [Letterhead Daniel W. Small
                                Attorney at Law
                             3100 West End Avenue
                        Suite 250, One American Center
                       Nashville, Tennessee  37203-1323]



                                 April 3, 1995



VIA FACSIMILE AND HAND-DELIVERY

Robert D. Tuke, Esq.
TUKE, YOPP & SWEENEY
17th Floor, Third National Bank Building
Nashville, Tennessee  37219

Dear Bob:

         Enclosed please find a letter from Mr. Danner to Shoney's Inc. (the "Company"). The original of this letter will be delivered to Shoney's Inc. later today or early tomorrow. Either Mr. McLemore or I (or both) plan to stop by the Company's offices tomorrow afternoon to review a copy of the Shareholders' list described in Mr. Danner's letter. We wanted to make you aware of this planned visit.

         Best regards.

                                 Very truly yours,



                                 Daniel W. Small


Enclosure

cc:      Mr. Danner
         Mr. McLemore